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EXHIBIT 10.03

               PETROLEUM EXPLORATION PERMIT 38328
                    CROWN MINERALS ACT 1991

Pursuant to Section 25 of the Crown Minerals Act 1991, I, DOUGLAS
LORIMER KIDD, Minister of Energy Do Hereby

Grant          Indo-Pacific Energy (NZ) Ltd  70%
               Moondance Energy Pty Ltd      20%
               Croft Exploration Ltd         10%

the exclusive right to explore for petroleum in the area described in the First Schedule and more particularly that delineated on the plan attached hereto.

This Exploration Permit is issued for a term of five years commencing on 1 July 1996. The Permit is granted subject to the Crown Minerals Act 1991 and any regulations made thereunder, and to the terms and conditions specified in the Second and Third Schedules hereto.

Dated at Wellington this 19th day of June 1996.


/s/ Doug Kidd
Hon Doug Kidd
Minister of Energy